Exhibit 99.1

Monster Digital Announces Distribution Agreement with Petra Industries

SIMI VALLEY, CA – April 11, 2017 – Monster Digital, Inc. (Nasdaq: MSDI), (“Monster Digital” or “the Company”), which develops, markets and distributes Monster Digital® branded products for use in high-performance consumer electronics, mobile products and computing applications, today announced a distribution agreement with Petra Industries (Petra).

Petra is a leading authority in high margin accessory products. A member of the Consumer Technology Association (CTA), Custom Electronics Design and Installation Association (CEDIA), and National Association of Convenience Stores (NACS), among other industry affiliations, Petra is in tune with the pulse of the consumer electronics industry. Since 1985, Petra has built a portfolio representing over 500 leading consumer electronic brands and over 20,000 top name brand products distributed to tens of thousands of its retail partners. With state-of-the art distribution center technologies, equipment and software driving world class service in approximately 640,000 square foot of total usable facility space, Petra specializes in direct fulfillment across all retail segments. Petra is a recipient of numerous industry awards recognizing its distribution and fulfillment capabilities.

The agreement with Petra will provide Monster Digital with increased product distribution with independent retailers, which the Company has identified as a key area for growth. Petra will offer Monster Digital’s entire line of action cameras, virtual reality (VR) cameras and VR headsets.

“Virtual reality and action cameras have seen dramatic growth over the last few years and we are thrilled to be partnering with Monster Digital, one of the leaders in this space” said Tate Morgan, Petra President.

About Monster Digital, Inc.

Monster Digital develops, markets and distributes Monster branded products for use in high-performance consumer electronics, mobile products and computing applications. The Company designs and engineers premium action sports cameras and accessories, in addition to advanced data storage and memory products for professionals and consumers.

Monster Digital is a registered trademark of Monster Products, Inc. in the U.S. and other countries.

For more information about the company, please visit http://www.monsterdigital.com

About Petra Industries

Representing more than 500 leading brands, Petra is an industry authority in accessories. A perennial award winning distributor, Petra received Walmart’s coveted 2016 E-Commerce Supplier of the year. Petra connects tens of thousands of top name-brand products with tens of thousands of retail partners. Petra knows that retailers rely on accessories to increase margin. Accessories for mobile devices; connected home accessories; automotive accessories; audio/video accessories; appliance connection accessories—all of the most sought after add-ons for every category of consumer technology are stocked at Petra’s massive distribution center. Founded in 1985 with a focus on and passion for accessories, today, Petra serves every segment of retail with the hottest products. Petra is a member of CEA, CEDIA CTIA. For more information on Petra, visit www.petra.com or call 1-800-443-6975.

Exhibit 99.1

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements that relate to the prospects for sales with Petra Industries. These statements relate to future events, future expectations, plans and prospects. Although Monster Digital believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Monster Digital has attempted to identify forward-looking statements by terminology including ''will be" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2017. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts:

Monster Digital, Inc.

David Olert, CFO

dolert@monsterdigital.com

Investors:

PCG Advisory

Vivian Cervantes

212-554-5482

vivian@pcgadvisory.com